Exhibit 99.(n)

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated December 28, 2023, with respect to the financial statements of abrdn Global Premier Properties Fund, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights”, “Senior Securities”, and “Independent Registered Public Accounting Firm” in the Prospectus and “Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP

Columbus, Ohio

December 11, 2024